Exhibit 99.1

Clubhouse Media Group, Inc. Reports 2023 Financial Results, Highlighting Increased Revenue and Decreased Expenses

LOS ANGELES, March 27th, 2024 /PRNewswire/ — Clubhouse Media Group, Inc. (OTCMKTS: CMGR) (“Clubhouse Media”), a social media firm, today announced financial results for year-end 2023. The company has highlighted some of their financial achievements below.

2023 End of Year Summary Compared to 2022 End of Year Summary

●	Total net revenue increased 46.82% to $1,495,145, compared to $1,018,342
●	Operating expenses decreased 37.07% to $1,285,182 compared to $2,042,205
●	Operating loss decreased 57.67% to $761,507 compared to $1,799,180
●	Gross profit margin increased to 35.02%, compared to 23.86%
●	Total liabilities decreased 10.42% to $7,992,763, compared to $8,921,990

Management Commentary

“We made some impactful decisions last year which I believe will add to the longevity and financial success of the company” said Scott Hoey, Chief Financial Officer of CMGR. “Moving away from the agency business has allowed us to significantly decrease our expenses and reduce our losses. As we continue to accelerate the growth of our HoneyDrip platform, I’m confident the company can make great strides toward profitability.”

“I think we made the right decision in ceasing our agency operations near the end of last year” said Amir Ben-Yohanan, Chief Executive Officer of CMGR. “While the agency was a revenue generator, it was very transactional by nature. We now have much better control over our destiny by focusing our energy and resources on our wholly owned creator monetization platform, HoneyDrip (which has been growing as planned). The platform has greater scalability and can provide a sustainable future for CMGR and its shareholders.”

Visit us @ clubhousemediagroup.com

About Clubhouse Media Group, Inc.

CMGR offers and deal-making services, a management division for brands and individual influencer clients, and an investment arm for joint ventures and acquisitions for companies in the social media influencer space.

FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements”. Forward-looking statements also may be included in other publicly available documents issued by CMGR and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance.

Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause CMGR’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for CMGR’s products and services, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Any forward-looking information provided in this release should be considered with these factors in mind. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Forms 10-Q and Current Reports on Form 8-K, which are available on the Securities and Exchange Commission’s website at sec.gov. We assume no obligation to update any forward-looking statements contained in this press release.

Contact:

Clubhouse Media Group, Inc.

media@clubhousemediagroup.com